Pro Forma Financial Information
                    The Westwood Group, Inc. and Subsidiaries
                        Pro Forma Condensed Consolidated
                                Income Statement
                                       at
                                  June 30, 1999

                                   (unaudited)

                   For Six Months
                   Ended          -Pro Forma
                                  Adjustments-
                 Historical     Back Bay(a)        Other         Pro Forma

 Operating Revenue:
Pari - mutuel
commissions     $7,425,713                                         $7,425,713
Restaurants     27,307,000     27,307,000                                   0
Concessions     1,326,920                                           1,326,920
Other             240,612                                             240,612
         ---------------------------------------------------------------------

Net revenue    36,300,245     27,307,000               0            8,993,245
          ---------------------------------------------------------------------

Cost of revenue:
Wages, taxes and
 benefits      11,462,583      8,173,000                            3,289,583
Purses          2,216,550                                           2,216,550
Cost of food
and beverage    7,582,950      7,358,000                              224,950
Administrative  2,822,886      2,628,000                              194,886
General
operating       8,070,112      6,018,000                            2,052,112
Depreciation and
amortization    1,486,321      1,134,000                              352,321
         ---------------------------------------------------------------------

Total cost
of revenue     33,641,402     25,311,000               0            8,330,402
          ---------------------------------------------------------------------

Income from
operations     2,658,843      1,996,000               0              662,843
          ---------------------------------------------------------------------

Other income
 (expense)

Interest income
(expense), net  -1,207,579   -1,008,000         128,398   (b)       -71,181
Equity income
(loss) in         -47,600                        47,600   (c)             0
investments
Other income,
net                -54,000        -54,000                                 0
          ---------------------------------------------------------------------

Total other
 income        -1,309,179     -1,062,000         175,998               -71,181
         ---------------------------------------------------------------------

Income from operations before
provision for
ncome taxes and
 minority      1,349,664        934,000         175,998               239,666
interest in subsidiary

Provision for
income tax       332,800        280,000                               52,800
           ---------------------------------------------------------------------
Income before
minority interst 1,016,864      654,000         175,998              186,866
in subsidiary
Minority interest
 in subsidiary     -166,247                                         -166,247
          ---------------------------------------------------------------------

Net income         $850,617       $654,000        $175,998           $20,619
          =====================================================================

Basic and diluted per share
data:

Net Income          $0.67          $0.52           $0.14               $0.02
          =====================================================================

Basic and diluted
weighted average
common shares
 outstanding      1,263,225      1,263,225       1,263,225           1,263,225
          =====================================================================



     (a) To eliminate the income and expenses included in the income statement of the Company's Back Bay Restaurant Group, Inc. (BBRG) investment (subsidiary) through June 30, 1999. Restaurant business as of June 30, 1999.

     (b) To reflect the basis of the transaction of the sale of BBRG.

     (c) To reflect the elimination of the equity interest from BBRG earned in the first quarter of calendar 1999.